UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 10, 2003


                         Magellan Petroleum Corporation
             (Exact Name of registrant as specified in its charter)

              Delaware                       1-5507              06-0842255
  ----------------------------------   ------------------    ------------------
     (State or other jurisdiction         (Commission             (IRS Employer
          of incorporation)               File Number)       Identification No.)


                     P.O. Box 1146, Madison, CT 06443-1146
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 245-7664


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


Item 5.          Other Events

         Magellan Petroleum Corporation (NASDAQ: MPET) said that it has agreed to acquire 1.2 million shares of its majority-held subsidiary, Magellan Petroleum Australia Limited (MPAL), in exchange for 1.3 million shares of the Company's common stock. The MPAL shares will be acquired from Sagasco Amadeus Pty Limited, a subsidiary of Sydney-based Origin Energy Limited, and will increase the Company's holdings in MPAL from 52.4% to 55%. The completion of the agreement is subject to the receipt of certain governmental approvals in Australia.

         Statements in this report that are not historical in nature are intended to be - and are hereby identified as "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. Among these risks and uncertainties are uncertainties as to the costs, length and outcome of the Kotaneelee litigation, and any settlements related thereto, pricing and production levels from the properties in which the Company has interests, and the extent of the recoverable reserves at those properties. The Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

  Item 7.Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

(99)     Additional Exhibits

         (a) Press release of the registrant dated July 11, 2003.

                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION



                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            MAGELLAN PETROLEUM CORPORATION
                                     (Registrant)



                                By /s/ James R. Joyce
                                ---------------------
                                Name:  James R. Joyce
                                Title: President


Date:  July 11, 2003